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                                                                     EXHIBIT 4.7

                                                                  Execution Copy

                               LAND O'LAKES, INC.

                                  $350,000,000

                          8 3/4% Senior Notes due 2011

                               Purchase Agreement


                                                                November 8, 2001

J.P. Morgan Securities Inc.
  As Representative of the
  several Initial Purchasers listed
  in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017



Ladies and Gentlemen:

         Land O'Lakes, Inc., a Minnesota cooperative corporation (the "Company"), proposes to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the "Initial Purchasers"), for whom you are acting as representative (the "Representative"), $350,000,000 principal amount of its 8 3/4% Senior Notes due 2011 (the "Securities"). The Securities will be issued pursuant to an Indenture to be dated as of November 14, 2001 among the Company, each entity listed on Schedule 2 hereto (collectively, the "Subsidiary Guarantors") and U.S. Bank N.A., as trustee (the "Trustee"), and will be guaranteed on an unsecured senior basis by each of the Subsidiary Guarantors (the "Subsidiary Guarantees").

         The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated October 26, 2001 (the "Preliminary Offering Memorandum"), and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with the terms and conditions of this Agreement.


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         Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company and the Subsidiary Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the "Commission") providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined in) the Registration Rights Agreement.

         Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of June 17, 2001 among the Company, LOL Holdings II, Inc. ("LOL II"), a wholly owned subsidiary of the Company, LOL Holdings III, Inc. ("LOL III"), a wholly owned subsidiary of LOL II, and Purina Mills Inc. ("Purina Mills"), on October 11, 2001, (1) LOL III merged with and into Purina Mills, with Purina Mills as the surviving corporation (the "Merger") and (2) each share of Purina Mills common stock was converted into the right to receive $23.00 per share in cash and each Purina Mills stock option, stock appreciation right and convertible note was converted into the right to receive a cash sum based on the common stock consideration of $23.00 per share. As a result of the Merger, Purina Mills became an indirect wholly owned subsidiary of the Company. Following the Merger, Purina Mills was converted into a limited liability company and contributed to Land O'Lakes Farmland Feed LLC, a joint venture between the Company and Farmland Industries, Inc. In connection with the Merger, the Company entered into, and made initial borrowings under (i) the Credit Agreement, dated October 11, 2001, among the Company, The Chase Manhattan Bank, as administrative agent and collateral agent, and the lenders party thereto, and documents related thereto (collectively, the "Credit Agreement"), (ii) the Amended and Restated Five-Year Credit Agreement dated as of October 11, 2001, among the Company, The Chase Manhattan Bank, as co-administrative agent, CoBank, ACB, as co-administrative agent and the lenders party thereto, and documents related thereto (collectively, the "Revolving Credit Agreement") and (iii) the Credit Agreement dated as of October 11, 2001, between the Company and CoBank, ACB, as lender, and documents related thereto (collectively, the "Receivables Bridge Agreement", and together with the Credit Agreement and Revolving Credit Agreement, the "Bank Agreements"). The Securities are being issued to refinance certain indebtedness outstanding under the Credit Agreement and Revolving Credit Agreement.

         The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

         1. Purchase and Resale of the Securities. (a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Company, severally and not jointly, the principal amount of Securities set forth




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opposite such Initial Purchaser's name in Schedule 1 hereto at a price equal to
98% of the principal amount thereof plus accrued interest, if any, from November 14, 2001 to the date of payment and delivery. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

         (b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

                  (i) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

                  (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

                           (A) within the United States to persons whom it
                  reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the Securities Act ("Rule 144A") (a "QIB"), in transactions pursuant to Rule 144A, and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

                           (B) in accordance with the restrictions set forth in
                  Annex A hereto;

                  (iii)    it is a QIB; and

                  (iv) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act.

         (c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(f) and 5(g), counsel for the Company and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in paragraph (b) above (including Annex A hereto), and each Initial Purchaser hereby consents to such reliance.


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         (d) The Company and each of the Subsidiary Guarantors acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

         (e) Each Initial Purchaser, severally and not jointly, agrees that, prior to or essentially simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of the Securities purchased by the Initial Purchaser from the Company pursuant thereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Company shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale where required by applicable law).

         2. Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Faegre & Benson LLP, Minneapolis, MN at 10:00 A.M., New York City time, on November 14, 2001, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

         (b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the "Global Note"), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative on behalf of the Initial Purchasers not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

         3. Representations and Warranties of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

         (a) Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and on the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Subsidiary Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the


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Representative expressly for use in the Preliminary Offering Memorandum and the
Offering Memorandum.

         (b) Financial Statements. The financial statements and the related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum present fairly the financial position of the Company and its Subsidiaries (as defined below) and Purina Mills and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, subject to year-end audit adjustments in the case of interim unaudited financial statements ; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the pro forma financial information and the related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum is based upon good faith estimates and assumptions believed by the Company to be reasonable; and the principal assumptions underlying such pro forma financial information are set forth in the Preliminary Offering Memorandum and the Offering Memorandum. For purposes of this Purchase Agreement, the term "Subsidiary" means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of capital stock or other such interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company, the Company and its Subsidiaries or the Company's Subsidiaries.

         (c) No Material Adverse Change. Except as stated in the Offering Memorandum, since the date of the most recent financial statements of the Company and Purina Mills, as applicable, included in the Offering Memorandum,
(i) there has not been any change in the capital stock or long-term debt of the Company or its Subsidiaries, or any dividend or distribution of any kind declared, paid or made by the Company or its Subsidiaries on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, properties, management, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole, other than changes in the capital structure of Purina Mills as a result of the Merger; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company and Subsidiaries taken as a whole (whether or not in the ordinary course of business) or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole (other than in the ordinary course of business); and (iii) the Company and its Subsidiaries taken as a whole have not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.



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         (d) Incorporation and Good Standing. The Company and each of the
Subsidiary Guarantors have been duly incorporated or organized, as the case may be, and are validly existing as corporations or other business entities, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or organization, as the case may be, are duly qualified to do business and are in good standing as foreign entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority (corporate and other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority does not or would not, individually or in the aggregate, have a material adverse effect on the general affairs, business, properties, management, financial position, stockholders' equity or results of operations of the Company and its Subsidiary Guarantors taken as a whole or on the performance by the Company of its obligations under the Securities (a "Material Adverse Effect"). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 3 to this Agreement.

         (e) Capitalization. The Company has an authorized capitalization as set forth in the Offering Memorandum under the heading "Capitalization"; and except as set forth in Schedule 3, all the outstanding shares of capital stock, membership interests or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than liens granted pursuant to the Bank Agreements. Schedule 3 lists the governance and economic interests of the Company in each of its Subsidiaries.

         (f) Due Authorization. The Company and each of the Subsidiary Guarantors had full corporate or other organizational right, power and authority to execute and deliver each of the Bank Agreements to which they were a party and to perform their respective obligations thereunder; the Company and each of the Subsidiary Guarantors signatory thereto have full corporate or other organizational right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Subsidiary Guarantee set forth therein), the Exchange Securities and the Registration Rights Agreement (collectively, together with the Merger Agreement and the Bank Agreements, the "Transaction Documents") and to perform their respective obligations hereunder and thereunder; and all corporate or other organizational action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

         (g) The Indenture. The Indenture has been duly authorized by the Company and each of the Subsidiary Guarantors and, when duly executed and delivered in


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accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (whether considered a proceeding in equity or at law) (collectively, the "Enforceability Exceptions"); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

         (h) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming the Indenture is a valid and legally binding obligation of the Trustee) and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Subsidiary Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture (assuming the Indenture is a valid and legally binding obligation of the Trustee) and paid for as provided herein, will be valid and legally binding obligations of each of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

         (i) The Exchange Securities. On the Closing Date, the Exchange Securities (including the related Subsidiary Guarantees) will have been duly authorized by the Company, or by each of the Subsidiary Guarantors in the case of the related Subsidiary Guarantees, and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer of the Exchange Securities, and each of the Subsidiary Guarantors, as guarantor, enforceable against the Company and each of the Subsidiary Guarantors, as the case may be, in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

         (j) Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors; and the Registration Rights Agreement has been duly authorized by the Company and each of the Subsidiary Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Subsidiary


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Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution may be limited by applicable law and public policy.

         (k) Other Transaction Documents. The Merger Agreement has been duly authorized, executed and delivered by the Company and the Subsidiaries party thereto and constitutes a valid and legally binding agreement of the Company and such Subsidiaries enforceable against the Company and such Subsidiaries in accordance with its terms, subject to the Enforceability Exceptions. Each of the Bank Agreements have been duly authorized, executed and delivered by the Company and the Subsidiaries party thereto and constitute valid and legally binding agreements of the Company and such subsidiaries enforceable against the Company and such Subsidiaries in accordance with their terms, subject to the Enforceability Exceptions.

         (l) Descriptions of Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum.

         (m) No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws (or other comparable organizational documents); (ii) in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation in any material respect of any law or statute or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority to which it or its property or assets may be subject, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

         (n) No Conflicts With Existing Instruments; No Consents Required. The execution, delivery and performance by the Company and each of the Subsidiary Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and compliance by the Company and each of the Subsidiary Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or


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any of its Subsidiaries is subject, nor will any such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any law or statute or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets; and, assuming the accuracy of the representations, warranties and agreements of the initial purchasers herein, no consent, approval, authorization, order, registration or qualification of or with any such court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Subsidiary Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and compliance by the Company and each of the Subsidiary Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (ii) with respect to the Exchange Securities under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

         (o) Legal Proceedings. Except as specifically described in Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or threatened to which the Company or any of its Subsidiaries is or would be a party or to which any property of the Company or any of its Subsidiaries is or would be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company and each of the Subsidiary Guarantors, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

         (p) Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its Subsidiaries and Purina Mills and its consolidated subsidiaries, are independent public accountants with respect to the Company and its subsidiaries and Purina Mills and its consolidated subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

         (q) Title to Real and Personal Property. The Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except for those incurred to secure amounts outstanding under the Bank Agreements and those that (i)


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do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (r) Title to Intellectual Property. The Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with, and the Company and its Subsidiaries have not received any notice of any claim of conflict with, any such rights of others, except as could not reasonably be expected to have Material Adverse Effect.

         (s) Investment Company Act. Neither the Company nor any of its Subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Preliminary Offering Memorandum and the Offering Memorandum none of them will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company Act").

         (t) Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (u) Taxes. The Company and its Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except for taxes being contested in good faith for which adequate reserves have been provided; and except as otherwise specifically disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries, which had, or could reasonably be expected to have, a Material Adverse Effect.

         (v) Licenses and Permits. The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Preliminary Offering Memorandum and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate,

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reasonably be expected to have a Material Adverse Effect; and except as specifically described in the Preliminary Offering Memorandum and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where the revocation or modification of any such license, certificate, authorization or permit or the failure to renew any such license, certificate, authorization or permit could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (w) Material Agreements. Schedule 4 to this Agreement lists (i) all material agreements (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act, excluding material agreements under Item 601(b)(10)(iii) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject and (ii) all agreements and instruments which would be required to be filed under Items 601(b)(2) and (4) of Regulation S-K if the Company were subject to the reporting requirements of the Exchange Act and the regulations promulgated thereunder.

         (x) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and each of the Subsidiary Guarantors, is threatened that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         (y) Compliance With Environmental Laws. Except as described in the Offering Memorandum, the Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), and none of them has received notice of any outstanding violations of any Environmental Laws; (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except for any such failure to comply, or to receive required permits, licenses or approvals, as would not, individually or in the aggregate, have a Material Adverse Effect.

         (z) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its Subsidiaries for employees or former employees of the Company and its Subsidiaries has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA

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and the Internal Revenue Code of 1986, as amended (the "Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, except where such deficiency or failure to exceed could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (aa) Accounting Controls. The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (bb) Insurance. The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except, in either case, as would not be expected to have a Material Adverse Effect.

         (cc) No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company and each of the Subsidiary Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (dd) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Preliminary Offering Memorandum and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

         (ee) Solvency. On and immediately after the Closing Date, the Company and each of the Subsidiary Guarantors (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the fair value of the assets of each of the Company and the Subsidiary Guarantors, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each of the Company and the Subsidiary Guarantors will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each of the Company and the Subsidiary Guarantors will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each of the Company and the Subsidiary Guarantors will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

         (ff) Patronage Payments. All claims by members for cash payments of patronage dividends, revolvements and redemptions under applicable laws, including bankruptcy, insolvency, receivership or similar laws now or hereafter in effect, are claims in respect of equity interests and will rank junior in right of payment to all obligations under this Agreement, the Indenture, the Securities and the Exchange Securities.

         (gg) No Broker's Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

         (hh) Rule 144A Eligibility. The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act, and each of the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

         (ii) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

         (jj) No General Solicitation or Directed Selling Efforts. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex A hereto) and their compliance with their agreements set forth therein, none of the Company or any of its affiliates or any other person acting on its or their behalf has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S"), and all such persons have complied with the offering restrictions requirement of Regulation S.

         (kk) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex A hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

         (ll) No Stabilization. Neither the Company nor any of the Subsidiary Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

         (mm) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21 E of the Exchange Act) contained in the Preliminary Offering Memorandum and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         4. Further Agreements of the Company and the Subsidiary Guarantors. The Company and each of the Subsidiary Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

         (a) Delivery of Copies. The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

         (b) Amendments or Supplements. Before distributing any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum, the Company will furnish to the Representative a copy of the proposed amendment or supplement for review and will not distribute any such proposed amendment or supplement to which the Representative reasonably objects by notice to the Company after a reasonable period to review.

         (c) Notice to the Representative. The Company will advise the Representative promptly, and, if requested, confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities by the Initial Purchasers as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification of the Securities and, if issued, to obtain as soon as possible the withdrawal thereof.

         (d) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities by the Initial Purchasers (i) any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

         (e) Blue Sky Compliance. The Company will cooperate with the Initial Purchasers to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as may be reasonably required for the offering and resale of the Securities; provided that neither the Company nor any of its

Subsidiaries shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject themselves to taxation in respect of doing business in any jurisdiction.

         (f) Clear Market. During the period from the date hereof through and including the date that is 90 days after the Closing Date, the Company and each of the Subsidiary Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities similar to the Securities issued or guaranteed by the Company or any of the Subsidiary Guarantors.

         (g) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Offering Memorandum.

         (h) Supplying Information. For so long as the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (i) PORTAL and DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

         (j) No Resales by the Company. Until the issuance of the Exchange Securities or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), as the case may be, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

         (k) No Integration. Neither the Company nor any of its affiliates will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities
Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

         (l) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

         (m) No Stabilization. In connection with the offering of the Securities, until the Representative has notified the Company of completion of the resale of the Securities, neither the Company nor any of the Subsidiary Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

         5. Conditions of Initial Purchasers' Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Subsidiary Guarantors of their respective obligations hereunder and to the following additional conditions:

         (a) Representations and Warranties. The representations and warranties of the Company and the Subsidiary Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; the statements of the Company, the Subsidiary Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date; and the Company and the Subsidiary Guarantors shall have complied with all agreements and all conditions to be performed or satisfied on their part hereunder at or prior to the Closing Date.

         (b) No Downgrading. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of the Subsidiary Guarantors by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading) its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company.

         (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(c) hereof shall have occurred or shall exist, which event or condition is not described in the Offering Memorandum and the effect of which in the reasonable judgment of the Representative is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, resale and delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

         (d) Officer's Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Subsidiary Guarantor who has specific knowledge of the Company's or such Subsidiary Guarantor's financial matters and is reasonably satisfactory to the Representative to the effect set forth in paragraphs (a) through (c) above.

         (e) Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Preliminary Offering Memorandum and the Offering Memorandum.

         (f) Opinion of Counsel for the Company. Faegre & Benson LLP, counsel for the Company, and John Rebane, Esq., General Counsel of the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Annexes B1 and B2 hereto, respectively.

         (g) Opinion of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion of Cravath, Swaine & Moore, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

         (h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

         (i) Good Standing. The Representative shall have received satisfactory evidence of the good standing of the Company and its Subsidiary Guarantors in their respective jurisdictions of incorporation and their good standing as foreign corporations in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

         (j) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Subsidiary Guarantors.

         (k) PORTAL and DTC. The Securities shall have been approved by the NASD for trading in the PORTAL Market and shall be eligible for clearance and settlement through DTC.

         (l) Additional Documents. On or prior to the Closing Date, the Company and the Subsidiary Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request and are customary.

         (m) Bank Agreement Consents. The Company shall have received the appropriate consents under the Bank Agreements for the sale of the Securities in excess of $300,000,000.

         All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

         6. Indemnification and Contribution.

         (a) Indemnification of the Initial Purchasers. The Company and each of the Subsidiary Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, their respective directors, officers, employees and agents, its affiliates and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein; provided, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Initial

Purchaser to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of or with respect to such Initial Purchaser results from the fact that both (i) a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with the provisions of
Section 4 hereof.

         (b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Subsidiary Guarantors their respective directors, officers, employees and agents, and each person, if any, who controls the Company or any of the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto).

         (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, jointly with any other Indemnifying Person similarly notified, to assume the defense of such proceeding and retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded (based upon the advice of counsel to the Indemnified Party) that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (based upon the advice of counsel to the Indemnified Party). It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, the Subsidiary Guarantors and any control persons of the Company and the Subsidiary Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Subsidiary Guarantors from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the total gross proceeds from the sale of the Securities under this Agreement. For purposes of this paragraph (d), each director, officer, employee and agent of the Company and the Subsidiary Guarantors and each person, if any, who controls the Company or any of the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Subsidiary Guarantors. The relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Subsidiary Guarantor or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) Limitation on Liability. The Company, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any out-of-pocket legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

         (f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

         7. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Subsidiary Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

         8. Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full Business Days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 8, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

         (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one- eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser's pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

         (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers, the Company or the Subsidiary Guarantors, except that the Company and each of the Subsidiary Guarantors will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

         (d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Subsidiary Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

         9. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Subsidiary Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof to the Initial Purchasers; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's and the Subsidiary Guarantors' counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities;
(vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any "road show" presentation to potential investors.

         (b) If (i) this Agreement is terminated pursuant to Section 7, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Subsidiary Guarantors jointly and severally agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby. If this Purchase Agreement is terminated pursuant to Section 8 by reason of the default of one or more of the Initial Purchasers, the Company shall not be obligated to reimburse any defaulting Initial Purchaser on account of such expenses.

         10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Company, the Subsidiary Guarantors and any controlling persons referred to herein, the Initial Purchasers, their respective affiliates and any controlling persons referred to herein, and their respective successors. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

         11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Subsidiary Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Subsidiary Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Subsidiary Guarantors or the Initial Purchasers.

         12. Initial Purchasers' Information. The Company, the Subsidiary Guarantors and the Initial Purchasers acknowledge and agree that the only information relating to any Initial Purchaser that has been furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment or supplement thereto) consists of the following: (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchasers, and (ii) the statements concerning the Initial Purchasers contained in the third, sixth and eleventh paragraphs under the heading "Plan of Distribution".

         13. Miscellaneous. (a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Initial Purchasers.

         14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: (212) 270-0994; Attention:
Lauren Camp. Notices to the Company and the Subsidiary Guarantors shall be given to them at Land O'Lakes, Inc., 4001 Lexington Avenue, Arden Hills, Minnesota 55440, (fax: (651) 481-2509); Attention: Dan Knutson (with a copy to John Rebane (fax: (651) 481-2832).

         (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

         (d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         (e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.


                                                                      Schedule 1




LAND O'LAKES, INC.                             LAND O'LAKES HOLDINGS, INC.

By: /s/ Daniel Knutson                         By: /s/ Daniel Knutson
    ------------------------------                 -----------------------------
Name: Daniel Knutson                               Name: Daniel Knutson
Title: Senior Vice President &                     Title: Vice President/
Chief Financial Officer                                   Treasurer

ADVANCED BUSINESS CONCEPTS                     LOL HOLDINGS II, INC.
INTERNATIONAL, LLC

By: /s/ Thomas Verdoorn                        By: /s/ Daniel Knutson
    ------------------------------                 -----------------------------
Name: Thomas Verdoorn                              Name: Daniel Knutson
Title: President                                   Title: Treasurer


FARBEST, INC.                                  LAND O'LAKES INTERNATIONAL
                                               DEVELOPMENT CORPORATION

By: /s/ Daniel Knutson                         By: /s/ Thomas Verdoorn
    ------------------------------                 -----------------------------
Name: Daniel Knutson                               Name: Thomas Verdoorn
Title: Secretary/Treasurer                         Title: President

FMR, INC.                                      L.L. OLDS SEED COMPANY

By: /s/ Mary Mill                              By: /s/ Peter Janzen
    ------------------------------                 -----------------------------
Name: Mary Mills                                   Name: Peter Janzen
Title: Secretary                                   Title: Secretary

FORAGE GENETICS, INC.                          LOL POWER, LLC

By: /s/ Peter Janzen                           By: /s/ John Rebane
    ------------------------------                 -----------------------------
Name: Peter Janzen                                 Name: John Rebane
Title: Secretary                                   Title: Secretary

GOLDEN VALLEY DAIRY PRODUCTS                   MAPLELEAF, L.L.C.

By: /s/ John Reban                             By: /s/ Brian Roesler
    ------------------------------                 -----------------------------
Name: John Rebane                                  Name: Brian Roesler
Title:  Secretary                                  Title: Secretary/Treasurer

                                                                      Schedule 1



MICHIGAN STATE SEED COMPANY                    QC INDUSTRIES, INC.

By: /s/ Peter Janzen                           By: /s/ Mary Mills
    ------------------------------                 -----------------------------
Name: Peter Janzen                                 Name: Mary Mills
Title: Secretary                                   Title: Secretary


NORTH COAST FERTILIZER II, INC.                REALTY LOL, INC.

By: /s/ John Rebane                            By: /s/ John Rebane
    ------------------------------                 -----------------------------
Name: John Rebane                                  Name: John Rebane
Title: Secretary                                   Title: Vice President/
                                                          Secretary

NORTHWEST FOOD PRODUCTS COMPANY, INC.          RESEARCH SEEDS, INC.

By: /s/ Peter Janzen                           By: /s/ Peter Janzen
    ------------------------------                 -----------------------------
Name: Peter Janzen                                 Name: Peter Janzen
Title: Vice President/Secretary                    Title: Secretary


NORTHWEST FOOD PRODUCTS                        SEED RESEARCH, INC.
TRANSPORTATION, LLC

By: /s/ Paul Delperdang                        By: /s/ Peter Janzen
    ------------------------------                 -----------------------------
Name: Paul Delperdang                              Name: Peter Janzen
Title: Treasurer                                   Title: Secretary


QC HOLDINGS INC.                               SEEDBIOTICS, L.L.C.

By: /s/ Mary Mills                             By: /s/ Stuart Barclay
    ------------------------------                 -----------------------------
Name: Mary Mills                                   Name: Stuart Barclay
Title: Secretary                                   Title: Chief Manager


QC, INC.                                       ACS STORES, L.L.C.

By: /s/ Mary Mills                             By: /s/ Bob DeGregorio
    ------------------------------                 -----------------------------
Name: Mary Mills                                   Name: Bob DeGregorio
Title: Secretary                                   Title: Member Representative

                                                                      Schedule 1


ALLIANCE MILD PRODUCTS, LLC                    GOLDEN STATE FEEDS, LLC

By: /s/ Sharon Hoerth                          By: /s/ John Rebane
    ------------------------------                 -----------------------------
Name: Sharon Hoerth                                Name: John Rebane
Title: Vice President Finance                      Title: Assistant Secretary
       Secretary/Treasurer


AMERICA'S COUNTSTORES, LLC                     LAND O'LAKES FARMLAND FEED LLC

By: /s/ John Curran                            By: /s/ Bob DeGregorio
    ------------------------------                 -----------------------------
Name: John Curran                                  Name: Bob DeGregorio
Title: Assistant Secretary                         Title: President

AMERICA'S COUNTRY STORES                       MILK PRODUCTS, LLC
HOLDINGS, LLC
                                               By: /s/ Sharon Hoerth
By: /s/ John Curran                                -----------------------------
    ------------------------------                 Name: Sharon Hoerth
Name: John Curran                                  Title: Treasurer
Title: Assistant Secretary

COASTAL AG-DEVELOPMENT, INC.                   NUTRA-BLEND, LLC

By: /s/ Mike Doyle                             By: /s/ John Curran
    ------------------------------                 -----------------------------
Name: Mike Doyle                                   Name: John Curran
Title: Secretary/Treasurer                         Title: Assistant Secretary

DAIRY MANAGEMENT SERVICES, L.L.P.              PMI AGRICULTURE, L.L.C.

By: /s/ Mike Doyle                             By: /s/  Mike Doyle
    ------------------------------                 -----------------------------
Name: Mike Doyle                                   Name: Mike Doyle
Title: Manager                                     Title: Member

PM NUTIRITION COMPANY, LLC                     PURINA MILLS, LLC

By: /s/ John Curran                            By: /s/ John Curran
    ------------------------------                 -----------------------------
Name: John Curran                                  Name: John Curran
Title: Assistant Secretary                         Title: Assistant Secretary

                                                                      Schedule 1



PMI NUTRITION INTERNATIONAL, LLC               THOMAS PRODUCTS, LLC


By: /s/ John Curran                            By: /s/ John Rebane
    ------------------------------                 -----------------------------
Name: John Curran                                  Name: John Rebane
Title: Assistant Secretary                         Title: Assistant Secretary



                                               Confirmed and accepted as
                                               of the date first above written:

                                               J.P. MORGAN SECURITIES INC.

                                               For itself and on behalf of the
                                               several Initial Purchasers

                                               By: /s/ Lauren Camp
                                                   -----------------------------
                                                       Authorized Signatory

                                                                      Schedule 1





                    Initial Purchaser                                         Principal Amount
                    -----------------                                         ----------------
J.P. Morgan Securities Inc.                                                       $255,500,000
SPP Capital Partners, LLC                                                          $24,500,000
SunTrust Robinson Capital Markets, Inc.                                            $29,750,000
Tokyo-Mitsubishi International plc                                                 $26,250,000
U.S. Bancorp Piper Jaffray Inc.                                                    $14,000,000
                                                                                   -----------
Total                                                                             $350,000,000


                                                                      Schedule 2

Subsidiary Guarantors

ACS Stores, L.L.C.,
Advanced Business Concepts International, LLC
Alliance Milk Products, LLC
America's Country Stores Holdings, LLC
America's Country Stores, LLC
Coastal Ag-Development, Inc.
Dairy Management Services, L.L.P.
Diamond Cross, LLC, Farbest, Inc.
FMR, Inc.
Forage Genetics, Inc.
Golden State Feeds, LLC
Golden Valley Dairy Products
L.L. Olds Seed Company
Land O'Lakes Farmland Feed LLC
Land O'Lakes Holdings, Inc.
Land O'Lakes International Development Corporation
LOL Holdings II, Inc.
LOL Power, LLC
Mapleleaf, L.L.C.
Michigan State Seed Company
Milk Products, LLC
North Coast Fertilizer II, Inc.
Northwest Food Products Company, Inc.
Northwest Food Products Transportation
LLC, Nutra-Blend, LLC
PM Nutrition Company, LLC
PMI Nutrition, LLC
PMI Agriculture, L.L.C.
PMI Nutrition International, LLC
Purina Mills, LLC
QC, Inc.
QC Holdings Inc.
QC Industries, Inc.
Realty LOL, Inc.
Research Seeds, Inc.
Seed Research, Inc.
Seedbiotics, L.L.C
Thomas Products, LLC

                                                                      Schedule 3


Subsidiary             Governance Interest                   Economic Interest
----------             -------------------                   -----------------

                                                                      Schedule 4

Material Contracts

1. Limited Liability Company Agreement by and between Farmland Industries, Inc. and Land O'Lakes, Inc. dated as of September 1, 2000.

2. Joint Venture Agreement by and between Farmland Industries, Inc. and Land O'Lakes, Inc. dated as of July 18, 2000.

3. Operating Agreement of Agriliance LLC among United Country Brands, LLC, Cenex Harvest States Cooperatives, Farmland Industries, Inc. and Land O'Lakes, Inc. dated as of January 4, 2000.

4. Joint Venture Agreement among Cenex Harvest States Cooperatives, Farmland Industries, Inc. and Land O'Lakes, Inc. dated as of January 1, 2000.

5. Market Hog Supply Agreement by and between IBP, Inc. and Land O'Lakes, Inc. dated as of August 17, 2000.

6. Operating Lease between Arden Hills Associates and Land O'Lakes, Inc. dated as of May 31, 1980.

7. Ground Lease between Land O'Lakes, Inc. and Arden Hills Associates dated of May 31, 1980.

8. License Agreement among Ralston Purina Company, Purina Mills, Inc. and BP Nutrition Limited dated as of October 1, 1986.

9. Credit Agreement among Land O'Lakes, Inc., as Borrower, the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent dated as of October 11, 2001.

10. Guarantee and Collateral Agreement among Land O'Lakes, Inc., the Subsidiary Parties named therein and The Chase Manhattan Bank, as Collateral Agent dated as of October 11, 2001.

11. Indenture dated as of November 14, 2001, among Land O'Lakes, Inc., a Minnesota cooperative corporation, ACS Stores, L.L.C., Advanced Business Concepts International, LLC, Alliance Milk Products, LLC, America's Country Stores Holdings, LLC, America's Country Stores, LLC, Coastal Ag-Development, Inc., Dairy Management Services, L.L.P., Diamond Cross, LLC, Farbest, Inc., FMR, Inc. Forage Genetics, Inc., Golden State Feeds, LLC, Golden Valley Dairy Products, L.L. Olds Seed Company, Land O'Lakes Farmland Feed LLC, Land

     O'Lakes Holdings, Inc., Land O'Lakes International Development Corporation, LOL Holdings II, Inc., LOL Power, LLC, Mapleleaf, L.L.C, Michigan State Seed Company, Milk Products, LLC, North Coast Fertilizer II, Inc., Northwest Food Products Company, Inc., Northwest Food Products Transportation, LLC, Nutra-Blend, LLC, PM Nutrition Company, LLC, PMI Nutrition, LLC, PMI Agriculture, L.L.C., PMI Nutrition International, LLC, Purina Mills, LLC, QC , Inc., QC Holdings Inc., QC Industries, Inc., Realty LOL, Inc., Research Seeds, Inc., Seed Research, Inc., Seedbiotics, L.L.C, Thomas Products, LLC and U.S. Bank N.A., a national banking association, as trustee.

12. Registration Rights Agreement dated November 14, 2001 by and among Land O'Lakes, Inc., a Minnesota cooperative corporation, the entities listed in
     Schedule I thereto, as Subsidiary Guarantors and J.P. Morgan Securities Inc., SPP Capital Partners, LLC, SunTrust Capital Markets, Inc., Tokyo-Mitsubishi International plc and U.S. Bancorp Piper Jaffray, as Initial Purchasers.

13. Purchase Agreement by and between Land O'Lakes, Inc., a Minnesota cooperative corporation and the Initial Purchasers listed in Schedule 1 thereto dated as of November 8, 2001.

                                                                         ANNEX A





             Restrictions on Offers and Sales Outside the United States

         In connection with offers and sales of Securities outside the United
States:

         (a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

         (b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

                  (i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act ("Regulation S") or Rule 144A or any other available exemption from registration under the Securities Act.

                  (ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

                  (iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                  (iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

                  (v) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that it has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Securities.



Terms used in paragraph (a) and this paragraph (b) have the meanings given to them by Regulation S.

         (c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         (d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

                                                                       EXHIBIT A



                     [Form of Registration Rights Agreement]